UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Commission File Number 1-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Shareholders of InnSuites Hospitality Trust held on August 12, 2026, 7,531,295 shares were present in person or by proxy, which represented a quorum. Set forth below are the final voting results for the proposals submitted to a vote of the shareholders.

Election of Trustees:

Nominee	Votes For	Votes Against	Abstentions
Steven S. Robson	7,090,809	25,817	414,669

Ratification of the BCRG Group as the InnSuites Hospitality Trust Independent Registered Public Accountants:

Nominee	Votes For	Votes Against	Abstentions
Ratification of the BCRG Group	7,447,535	23,936	59,824

On August 12, 2026, the Shareholders of the Trust approved the ratification of the BCRG Group as the Independent Registered Public Accountants for InnSuites Hospitality Trust. BCRG recently merged with Simon & Edward, LLP.

Item 8.01 Other Events.

InnSuites hotel operations remain strong, recording a record-setting July Revenue total of $597,323, marking the highest July total ever for the two hotels combined. Additionally, IHT Total Revenues for the Fiscal First Half of 2027 (February 1, 2026 through July 31, 2026), exceeded $4.1 million. IHT continues to seek a reverse merger partner and has been engaged in several positive discussions. Diversification projects continue to also be a focus, with a potential high-risk, high-reward opportunity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: August 14, 2026

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)